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                         THE CHARLES SCHWAB CORPORATION



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                                                                    EXHIBIT 21.1

                         THE CHARLES SCHWAB CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT


THE FOLLOWING IS A LISTING OF THE SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT:

SCHWAB HOLDINGS, INC., a Delaware corporation

CHARLES SCHWAB & CO., INC., a California corporation

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC., a Delaware corporation

MAYER & SCHWEITZER, INC., a New Jersey corporation


THE FOLLOWING IS A LISTING OF CERTAIN OTHER SUBSIDIARIES OF THE REGISTRANT:

THE CHARLES SCHWAB TRUST COMPANY, a California corporation

SHARELINK, an England and Wales corporation

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